UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 17, 2016

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130, P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	609-655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 17, 2016, the Board of Directors (the “Board”) of 1st Constitution Bancorp (the “Company”) increased the size of the Board from eight to nine members, effective January 1, 2017 (the “Effective Date”), and elected Carmen M. Penta as a director of the Company, effective as of the Effective Date, to fill the vacancy on the Board resulting from such increase. Mr. Penta will serve as a Class I director.
Mr. Penta was also elected to serve as a director of 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”), effective as of the Effective Date. Mr. Penta will serve as a director of the Company until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified and as a director of the Bank until the Bank’s next annual meeting of shareholders and until his successor is duly elected and qualified.
There is no arrangement or understanding between Mr. Penta and any other persons pursuant to which Mr. Penta was selected as a director. There are no transactions involving Mr. Penta requiring disclosure under Item 404(a) of Regulation S-K.
The Bank may make loans available to the newly elected director and his affiliates, assuming such loans will be in compliance with generally applicable credit standards at the time the loans are made. All of these loans (i) would be made in the ordinary course of business, (ii) would be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) would not involve more than the normal risk of collectability or present other unfavorable features. The Bank also may establish deposit relationships and engage in other routine banking relationships with the newly elected director and his affiliates, all of which would be on the same terms as those prevailing at the time for comparable transactions with other persons.
Mr. Penta will be compensated for his service on the Board in the same manner as the other non-employee directors, as discussed in the Company’s proxy statement for its 2016 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on April 22, 2016.
A copy of the press release announcing the election of Mr. Penta as a director of the Company is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press Release of 1st Constitution Bancorp, dated November 23, 2016

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2016	1ST CONSTITUTION BANCORP By: /s/ ROBERT F. MANGANO Name: Robert F. Mangano Title: President and Chief Executive Officer

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